Exhibit 99.1

SELECT ENERGY SERVICES, INC. PRICES INITIAL PUBLIC OFFERING

Houston, Texas (April 20, 2017) — Select Energy Services, Inc. (NYSE: WTTR) (“Select”) announced today the pricing of its initial public offering of 8,700,000 shares of its Class A common stock at $14.00 per share. The shares are expected to begin trading on the New York Stock Exchange under the ticker symbol “WTTR” on April 21, 2017.  In addition, Select granted the underwriters a 30-day option to purchase up to an additional 1,305,000 shares of Select’s Class A common stock at the initial public offering price, less underwriting discounts and commissions.  The offering is expected to close on April 26, 2017, subject to customary closing conditions.

Select intends to contribute all of the approximately $111.4 million of net proceeds, or $128.6 million if the underwriters exercise their option to purchase additional shares in full, Select will receive from this offering to SES Holdings, LLC (“SES Holdings”), its subsidiary, in exchange for limited liability company units in SES Holdings. SES Holdings intends to use the net proceeds to repay borrowings incurred under its credit facility to fund the cash portion of the purchase price of a recent acquisition in the Permian Basin, for substantially all of its 2017 budgeted capital expenditures and for the cash settlement of outstanding phantom units at SES Holdings.

Credit Suisse, FBR, Wells Fargo Securities, BofA Merrill Lynch, Citigroup and J.P. Morgan are acting as joint book-running managers for the offering. The offering of these securities will be made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933. A copy of the prospectus may be obtained from:

Credit Suisse Securities (USA) LLC

Attention: Prospectus Department

Eleven Madison Avenue

New York, New York 10010

Telephone: (800) 221-1037

newyork.prospectus@credit-suisse.com

FBR Capital Markets & Co.

Attention: FBR Prospectus Department

1300 North 17th Street, Suite 1300

Arlington, Virginia 22209

Telephone: (703) 312-9580

prospectuses@fbr.com

Wells Fargo Securities, LLC
c/o Equity Syndicate Department

375 Park Avenue
New York, NY 10152
Telephone: 1-800-326-5897
cmclientsupport@wellsfargo.com

About Select Energy Services, Inc.

Select Energy Services, Inc. is a leading provider of total water solutions to the U.S. unconventional oil and gas industry. Select provides for the sourcing and transfer of water (both by permanent pipeline and temporary pipe) prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities including containment, monitoring, treatment, flowback, hauling and disposal.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Select Energy Services, Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the closing of the initial public offering and Select’s use of proceeds from the offering, represent Select’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Select’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Select does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Select to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Select’s initial public offering. The risk factors and other factors noted in Select’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Select Energy Services, Inc.

Gary Gillette

Chief Financial Officer and Senior Vice President

(940) 668-0259

InvestorRelations@SelectEnergyServices.com

Dennard-Lascar Associates, LLC

Ken Dennard, Managing Partner

Lisa Elliot, Principal

(713) 529-6600

WTTR@DennardLascar.com